EXHIBIT 9

HOME ASSET MANAGEMENT CORP.

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT,

VOTING AGREEMENT AND IRREVOCABLE PROXY

DATED SEPTEMBER 24, 2003

TABLE OF CONTENTS

1.	Certain Definitions
2.	Transferability
	2.1	Restrictions on Transferability
	2.2	Restrictive Legend
	2.3	Notice of Proposed Transfers; Securities Law Compliance
3.	Board of Directors
	3.1	Voting for the Election of Directors
	3.2	Election Of Directors
4.	Sale of Amreit Stock
5.	Issuance of Additional Shares
6.	Miscellaneous
	6.1	Governing Law
	6.2	Successors and Assigns
	6.3	Entire Agreement
	6.4	Notices, etc.
	6.5	Delays or Omissions
	6.6	Counterparts
	6.7	Severability
	6.8	Amendments
	6.9	Jurisdiction
	6.10	Termination

	Exhibit A	Name and Addresses of Stockholders

HOME ASSET MANAGEMENT CORP.
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT,
VOTING AGREEMENT AND IRREVOCABLE PROXY

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, VOTING AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) is entered into as of September 24, 2003, by and among Home Asset Management Corp., a Delaware corporation (the “Company”), and the Stockholders listed on Exhibit A hereto, as that Exhibit may be amended from time to time in accordance with the provisions of this Agreement.

RECITALS

WHEREAS, the Company is a party to that certain Stockholders Agreement, Irrevocable Proxy and Voting Agreement, entered into as of February 11, 1997 (the “Original Stockholders Agreement”), by and among the Company and the stockholders named therein, in connection with issuances of certain debt and equity securities of the Company;

WHEREAS, in connection with the proposed Restructuring, the Stockholders desire to amend and restate the Original Stockholders Agreement in accordance with the terms of this Agreement; and

WHEREAS, the Company is contemporaneously entering into the Contribution Agreement, amending the rights and preferences of its Preferred Stock and issuing newly authorized shares of its Class A Common Stock (in each case pursuant to the Contribution Agreement), and entering into an amended and restated securities purchase agreement with respect to the Senior Secured Notes.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement, the parties hereby mutually agree as follows:

1.                                       Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such Person.

“Amreit Stock” shall mean all of the shares of the common stock, par value $0.01 per share, of American Residential Investment Trust, Inc., a Maryland corporation, and its successors, owned by the Company and which have been pledged by the Company to secure the Company’s obligations under the Senior Secured Notes.

“Bylaws” shall mean the Company’s bylaws, as amended and/or restated from time to time.

“Certificate” shall mean the Second Amended and Restated Certificate of Incorporation of the Company, as amended and/or restated from time to time.

“Class A Common Stock” shall mean the Company’s Class A common stock, par value $.0001 per share.

“Class B Common Stock” shall mean the Company’s Class B common stock, par value $.0001 per share.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Company’s common stock, par value $.0001 per share, Class A Common Stock and Class B Common Stock (if any).

“Contribution Agreement” shall mean the Contribution Agreement, made and entered into as of September 24, 2003, by and among TCW, holders of the Preferred Stock, the Company and Holdings.

“Holder” or “Holders” shall mean any Person listed on Exhibit A hereto holding Securities.

“Holdings” shall mean MDC Reit Holdings, LLC, a Delaware limited liability company.

“Merger Agreement” shall mean the Agreement and Plan of Merger to be entered into by and among Holdings, the Company and the other entities or persons signatories thereto following completion of the transactions contemplated by the Contribution Agreement.

“Options” shall mean the options to purchase Common Stock granted by the Company from time to time.

“Non-TCW Stockholders” shall mean any Stockholder other than a TCW Stockholder.

“Person” shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization or a government or agency or political subdivision thereof.

“Preferred Stock” shall mean any shares of the Company’s Preferred Stock that may be outstanding from time to time.

“Restructuring” shall mean the transactions contemplated by the Restructuring Documents.

“Restructuring Documents” shall mean the Contribution Agreement, the Merger Agreement and the Securities Purchase Agreement.

“Securities” shall mean Preferred Stock, Common Stock, Warrants, Options and any Common Stock or other securities issued upon exercise of any Warrants or Options, but shall not include Senior Secured Notes.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Securities Purchase Agreement” shall mean the Amended and Restated Securities Purchase Agreement to be entered into by and among the Company as issuer, and TCW, as purchasers, upon completion of the transactions contemplated by the Merger Agreement, as amended, modified or restated from time to time.

“Senior Secured Notes” shall mean the Company’s 8% Senior Secured Notes, as amended, due on December 31, 2004, held by the noteholders under the Securities Purchase Agreement, as amended, modified or restated from time to time, and any securities or other indebtedness issued in exchange, refinancing, replacement, rearrangement, extension, renewal or refunding thereof.

“Series A Preferred Stock” shall mean the Company’s Series A Non-Voting Mandatorily Convertible Preferred Stock, $.0001 par value per share.

“Series B Preferred Stock” shall mean the Company’s Series B Non-Voting Preferred Stock, $.0001 par value per share.

“Stockholders” shall mean each Person who has executed this Agreement and each Person who becomes a party to this Agreement in the future.

“TCW” shall mean, collectively, TCW/Crescent Mezzanine Partners, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Trust, a trust organized under the laws of Delaware, TCW/Crescent Mezzanine Investment Partners, L.P., a Delaware limited partnership, Crescent/Mach I Partners, L.P., a Delaware limited partnership, TCW Shared Opportunity Fund II, L.P., a Delaware limited partnership, and such Persons to whom TCW Transfers Securities in a manner permitted by this Agreement.

“TCW Stockholders” shall mean TCW and its Affiliates.

“Transfer” shall mean a sale, assignment, encumbrance, gift, pledge, hypothecation or other disposition of Securities or any interest therein.

“Warrants” shall mean warrants to purchase Common Stock issued by the Company from time to time.

2.                                       Transferability.

2.1                                 Restrictions on Transferability.  The Securities shall not be Transferred except upon compliance with the provisions of the Securities Act and this Agreement, and any attempted Transfer in violation of the terms hereof is void ab initio and transfers no right, title or interest in or to any Securities or any interest therein, whether now owned or hereafter acquired, to the purported transferee, buyer, donee, assignee or encumbrance holder.  Each party to this Agreement will cause any proposed transferee (other than a transferee of securities sold pursuant to a registration statement or pursuant to Rule 144 or Rule 145(d) under the Securities Act) of the Securities to agree in writing to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement, and no Transfer shall become effective until the transferee delivers, or causes to be delivered, its agreement in writing that such transferee agrees to be legally bound by the terms of this Agreement to the same extent as the transferor.

2.2                                 Restrictive Legend.  Each certificate representing (i) the Securities or (ii) any securities issued in respect of the Securities, that is held by a party hereto shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).  THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR PURSUANT TO ANOTHER EXEMPTION THEREFROM.  THE SECURITIES ARE ALSO SUBJECT TO PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND A STOCKHOLDERS AGREEMENT, VOTING AGREEMENT AND IRREVOCABLE PROXY, WHICH CONTAIN RESTRICTIONS ON TRANSFER, A VOTING AGREEMENT AND AN IRREVOCABLE PROXY.  COPIES OF THE CERTIFICATE AND SUCH STOCKHOLDERS AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”

2.3                                 Notice of Proposed Transfers; Securities Law Compliance.  The holder of each certificate representing any of the Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section.  Prior to any proposed Transfer, unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such Transfer.  Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and, if requested by the Company, shall be accompanied by either (i) a written opinion of legal counsel (who may be internal counsel) who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed Transfer may be effected without registration under the Securities Act or registration or qualification under any applicable state securities laws, (ii) a “no action” letter from the staff of the Commission to the effect that the distribution of such securities without registration will not result in recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) such other showing that may be reasonably satisfactory to legal counsel to the Company, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company.  Notwithstanding the foregoing, the requirements of clauses (i), (ii), or (iii) above need not be satisfied with respect to the following transactions:  (A) transactions in compliance with Rule 144 under the Securities Act so long as the Company is furnished with satisfactory evidence of compliance with such Rule; (B) Transfers by a Holder which is a partnership or limited liability company on a pro rata basis in accordance with the terms of the partnership or limited liability company operating agreement to a general partner, limited partner or member of such partnership or limited liability company or a retired partner of such partnership or member of such limited liability company who retires after the date hereof, or to the estate of any such partner, member or retired partner or member; (C) Transfers by a Holder which is a corporation to any wholly-owned subsidiary or parent of such corporation that wholly owns such corporation.  In addition, Transfers made by a Holder that is a state sponsored employee benefit plan to a successor trust or fiduciary or pursuant to a statutory reconstitution shall be expressly permitted, and the requirements of clauses (i), (ii) and (iii) of this Section need not be satisfied.

3.                                       Board of Directors.

3.1                                 Voting for the Election of Directors.  Each of the Stockholders agrees, during the term of this Agreement and any extensions thereof, to hold all of the shares of Common Stock registered in their respective names (and any securities of the Company issued with respect to, or in exchange or substitution therefor or upon conversion thereof) subject to, and to vote such Common Stock in accordance with, the provisions of this Agreement in connection with the election of directors.

3.2                                 Election Of Directors.  The Company’s Certificate or Bylaws shall at all times authorize a Board of Directors consisting of three to five members.  The members of the Board of Directors shall be nominated, elected, removed, and replaced in the following manner:

(a)                              Selection.  Two directors shall be selected by TCW so long as TCW holds any shares of Common Stock (collectively, the “TCW Directors”).  One director shall be selected by the holders of a majority of the outstanding Series A Preferred Stock and Series B Preferred Stock, voting together as single class, in accordance with the procedures set forth in the Certificate.  Directors selected in accordance with the foregoing can be removed or replaced only by the vote or consent of the same group of Stockholders that selected such directors.  The TCW Directors shall be appointed as members of the executive committee of the Board of Directors or any committee performing the equivalent functions of an executive committee.  The Company will reimburse the TCW Directors (or an observer appointed by TCW if no representative of TCW is then serving as a director) for reasonable expenses incurred in attending meetings of the Board of Directors or committees thereof.

(b)                             Election.  Each of the Stockholders hereby agrees (i) that such Stockholder will vote his, her or its shares of Common Stock of the Company to elect those directors selected according to (a) above and (ii) that Martin Anderson, John Rocchio and Tyrone Chang shall be the directors of the Company as of the closing of the transactions contemplated by the Contribution Agreement.

(c)                              The obligations of the Company under this Section 3.2, if any, other than the last sentence of Section 3.2 (a), shall be subject to compliance by the Company and the Board of Directors with their fiduciary duties.

4.                                       Sale of Amreit Stock.

(a)                              TCW may, in its sole and absolute discretion, at any time or from time to time, determine that the Company shall sell, transfer or otherwise dispose of all or any portion of the Amreit Stock, in one or more transactions and upon terms and conditions that TCW may determine in its sole discretion (each such sale, transfer or disposition, an “Amreit Stock Transaction”).  Upon the communication in writing of any such determination by TCW to the Company, the Company shall use its reasonable best efforts to sell, transfer or otherwise dispose of such Amreit Stock in the manner, upon the terms and subject to the conditions determined by TCW.

(b)                             The Stockholders each agree that any sale of Amreit Stock pursuant to Section 4(a) may be taken without any further action of, or consent by, the Stockholders and that any such transaction shall be deemed to have already been approved by the Stockholders.  In order to implement the agreement in this Section 4, each of the Non-TCW Stockholders:

(i)             hereby agrees, by execution of this Agreement, to, if requested by the Company or TCW, vote or execute and deliver written consents, in respect of all Securities now owned, hereafter registered in his, her or its name or hereafter acquired, in favor of any such Amreit Stock Transaction.  Each of the Non-TCW Stockholders affirms that its agreement to vote for the approval of each Amreit Stock Transaction is given as a condition of this Agreement and the other agreements between the parties hereto and as such is coupled with an interest and is irrevocable.  This voting agreement shall remain in full force and effect and be enforceable against any donee, transferee or assignee of the Securities that is required to become a party to this Agreement.  This voting agreement shall remain in full force and effect throughout the time that the Amreit Stock is owned by the Company.  It is understood that this voting agreement relates solely to Amreit Stock Transactions and does not constitute the agreement to vote or consent as to any other matters; and

(ii)          hereby grants to TCW, by execution of this Agreement, an irrevocable proxy pursuant to the provisions of Section 212 of the Delaware General Corporation Law to vote, or to execute and deliver written consents or otherwise act with respect to, all Securities now owned, hereafter registered in his, her or its name or hereafter acquired as fully, to the same extent and with the same effect as such Stockholder might or could do under any applicable laws or regulations governing the rights and powers of a Delaware corporation in connection with any such Amreit Stock Transaction.  Each of the Non-TCW Stockholders affirms that this proxy is given as a condition of this Agreement and the other agreements between the parties hereto and as such is coupled with an interest and is irrevocable.  This proxy shall remain in full force and effect and be enforceable against any donee, transferee or assignee of the Securities that is required to become a party to this Agreement.  This proxy shall remain in full force and effect throughout the time that that the Amreit Stock is owned by the Company.  It is understood that this proxy relates solely to Amreit Stock Transactions and does not constitute the grant of any rights to vote as to any other matters.

5.                                       Issuance of Additional Shares.

The Company shall require any person to whom it issues shares of Preferred Stock or Common Stock to become a party to this Agreement and agree to be bound by all the provisions hereof.  The parties hereto agree that any such additional purchaser shall become a party hereto, without further consent of the parties, by signing this Agreement and being added to the list of parties on Exhibit A hereto.

6.                                       Miscellaneous.

6.1                                 Governing Law.  The validity, performance and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of laws provisions thereof.

6.2                                 Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

6.3                                 Entire Agreement.  This Agreement and each of the agreements referenced herein, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersede all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.

6.4                                 Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, or otherwise delivered by hand, messenger or facsimile transmission, addressed: (a) if to a party listed on Exhibit A or a transferee of such party, at such party’s address as set forth on Exhibit A, or at such other address as such party or its transferee shall have furnished to the Company in writing, or (b) if to the Company:

if to the Company	Home Asset Management Corp. 11100 Santa Monica Boulevard, Suite 2000 Los Angeles, California 90025
Phone: (310) 235-5927
Fax: (310) 235-5967
Attention: Joe Keenan

with a copy to (which shall not constitute	Home Asset Management Corp. c/o Martin Anderson, Esq.

notice)	Goodsill, Anderson, Quinn & Steifel 1099 Alakea Street, Suite 1800 Honolulu, Hawaii 96813
	Phone:	808-547-5660
	Fax:	808-547-5880

with a copy to (which shall not constitute notice)	TCW/Crescent Mezzanine Partners, L.P. 11100 Santa Monica Boulevard, Suite 2000 Los Angeles, California 90025
Phone: (310) 235-5982
Fax: (310) 235-5967
Attention: Tyrone Chang

or such other address as the Company shall have furnished to the parties listed on Exhibit A in writing.  Notices to Stockholders shall be sent to the address of such Stockholder on the books and records of the Company.  Each such notice or other communication shall for all purposes of this Agreement be treated as effective or as having been given when delivered, if delivered by hand or by messenger (or overnight courier), 24 hours after confirmed receipt if sent by facsimile transmission or at the earlier of its receipt or on the fifth day after mailing as aforesaid.

6.5                                 Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of the Company under this agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.6                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.7                                 Severability.  If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.8                                 Amendments.  The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the holders of at least a majority of the Securities (a) held by TCW and (b) held by the other Stockholders.

6.9                                 Jurisdiction.  Each party hereto (a) consents and irrevocably submits, in any legal action or proceeding relating to this Agreement, to the jurisdiction of the courts of the State of Delaware and of the courts of the United States for a judicial district within the territorial limits of the State of Delaware, and consents that any such action or proceeding may be brought in such courts, (b) consents and irrevocably submits to the venue of such action or proceeding in Delaware (or such judicial district of a court of the United States as will include the same), and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such courts or that such action or proceeding was brought in an inconvenient forum and (c) consents that service of legal process in any such action or proceeding may be made upon it by certified mail, return receipt requested, postage prepaid, to such party at its address specified in Section 6.4; provided that nothing herein shall prevent any Stockholder from bringing any action in any other jurisdiction; provided, further, that the State Treasurer of Michigan as Custodian of various retirement systems shall not be subject to this Section 6.9.

6.10                           Termination.  The provisions of this Agreement shall terminate upon the tenth anniversary of the date of this Agreement.

*           *           *           *

[Signature Pages Follow]

IN WITNESS WHEREOF, the foregoing Amended and Restated Stockholders Agreement, Voting Agreement and Irrevocable Proxy is hereby executed as of the date first above written.

HOME ASSET MANAGEMENT CORP.

By:	/s/ Martin Anderson
Name: Martin Anderson
Title: Chairman

ERNEST J. GALLO 1991 FAMILY TRUST

By:	/s/ Joseph E. Gallo
Name:	Joseph E. Gallo
Title:	Trustee

JOSEPH C. GALLO 1994 FAMILY TRUST

By:	/s/ Joseph E. Gallo
Name:	Joseph E. Gallo
Title:	Trustee

STEPHANIE A. GALLO 1990 FAMILY TRUST

By:	/s/ Joseph E. Gallo
Name:	Joseph E. Gallo
Title:	Trustee

PK PARTNERS

By:	/s/ Peter E. Haas, Hr.
Name:	Peter E. Haas, Jr.
Title:	Managing General Partner

JOSEPHINE B. HAAS REVOCABLE TRUST

By:	/s/ Josephine B. Haas
Name:	Josephine B. Haas
Title:	Trustee

KELLER 1991 TRUST

By:	/s/ George M. Keller
Name:	George M. Keller
Title:	Trustee

LILLARD PARTNERS

By:	/s/ John S. Lillard
Name:	John S. Lillard
Title:	Manager

PLF PARTNERS

By:	/s/ W. Parlin Lillard, Jr.
Name: W. Parlin Lillard, Jr.
Title: General Partner

SAW ISLAND PARTNERS

By:	/s/ R. Bruce Mosbacher
Name:	R. Bruce Mosbacher
Title:	General Partner

/s/ Martin Anderson
Martin Anderson

CRESCENT/MACH I PARTNERS, L.P.

By:	TCW Asset Management Company, its investment advisor

By:	/s/ John C. Rocchio
Name: John C. Rocchio
Title: Managing Director

By:	/s/ James M. Hassett
Name: James M. Hassett
Title: Managing Director

TCW/CRESCENT MEZZANINE PARTNERS, L.P.
TCW/CRESCENT MEZZANINE TRUST
TCW/CRESCENT MEZZANINE INVESTMENT PARTNERS, L.P.

By:	TCW/Crescent Mezzanine, L.L.C., its investment manager

By:	/s/ John C. Rocchio
Name: John C. Rocchio
Title: Managing Director

TCW SHARED OPPORTUNITY FUND II, L.P.

By:	TCW INVESTMENT MANAGEMENT COMPANY, its investment manager

By:	/s/ John C. Rocchio
Name: John C. Rocchio
Title: Managing Director

By:	/s/ James M. Hassett
Name: James M. Hassett
Title: Managing Director

EXHIBIT A

HOME ASSET MANAGEMENT CORP.

NAMES AND ADDRESSES OF STOCKHOLDERS

Ernest J. Gallo 1991 Family Trust

c/o Susan Zakarian

600 Yosemite Blvd.

P.O. Box 1130

Modesto, CA 95353

Joseph C. Gallo 1994 Family Trust

c/o Susan Zakarian

600 Yosemite Blvd.

P.O. Box 1130

Modesto, CA 95353

Stephanie A. Gallo 1990 Family Trust

c/o Susan Zakarian

600 Yosemite Blvd

P.O. Box 1130

Modesto, CA 95353

Josephine B. Haas Revocable Trust

c/o Roy Cuenca

Argonaut Securities

1155 Battery Street

San Francisco, CA 94111

Keller 1991 Trust

c/o George Keller

Chevron Corporation

345 California Street, 30th Floor

San Francisco, CA 94104

Lillard Partners

c/o John S. Lillard

1340 N. Waukegan Road

Lake Forest, IL 60045

PK Partners

c/o  Roy Cuenca

Argonaut Securities

1155 Battery Street

San Francisco, CA 94111

PLF Partners

c/o W. Parlin Lillard, Jr.

533 Middle Road

Del Rey Beach, FL 33483

Saw Island Partners

c/o R. Bruce Mosbacher

2200 Sand Hill Road, Suite 150

Menlo Park, CA 94025

Martin Anderson, Esq.

Goodsill, Anderson, Quinn & Steifel

1099 Alakea Street

Suite 1800

Honolulu, HI 96813

Crescent/Mach I Partners, L.P.

11100 Santa Monica Blvd.

Suite 2000

Los Angeles, CA 90025

TCW/Crescent Mezzanine Investment Partners, L.P.

11100 Santa Monica Blvd.

Suite 2000

Los Angeles, CA 90025

TCW/Crescent Mezzanine Partners, L.P.

11100 Santa Monica Blvd.

Suite 2000

Los Angeles, CA 90025

TCW/Crescent Mezzanine Trust

11100 Santa Monica Blvd.

Suite 2000

Los Angeles, CA 90025

TCW Shared Opportunity Fund II, L.P.

11100 Santa Monica Blvd.

Suite 2000

Los Angeles, CA 90025